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                                                                               .
                                                                               .
                                                                    EXHIBIT 99.1

[TBC CORPORATION LOGO]               NEWS RELEASE



4770 HICKORY HILL ROAD 38141 - BOX 18342 MEMPHIS, TENNESSEE 38181-0342 - PHONE 901/363-8030 - FAX 901/541-3639

    For Further Information Contact:
    TBC Corporation                                 Investors:
    Thomas W. Garvey                                Brod & Schaffer, LLC
    Executive V.P. & Chief Financial Officer        Betsy Brod/Jonathan Schaffer
    (901) 363-8030                                  (212) 750-5800


             TBC REPORTS RECORD FOURTH QUARTER AND YEAR-END RESULTS

              ~ SAME STORE SALES INCREASE 4.5% DURING 4TH QUARTER ~
         ~ FULL YEAR EARNINGS INCREASE 18% TO $1.47 PER DILUTED SHARE ~
                ~ NTB INTEGRATION PROCEEDING AHEAD OF SCHEDULE ~
          ~ 45 TO 50 RETAIL TIRE STORES EXPECTED TO BE ADDED IN 2004 ~


MEMPHIS, TN - FEBRUARY 11, 2004 - TBC CORPORATION (NASDAQ: TBCC), one of the nation's leading marketers of automotive replacement tires, today reported record sales and earnings for the fourth quarter and year ended December 31, 2003. It marks the eleventh consecutive quarter that the Company has posted a year-over-year gain in earnings per share.

Net sales in the fourth quarter increased 33.5% to $370.7 million, compared to $277.8 million in the prior-year period. Same store sales for TBC's retail segment increased 4.5% in the fourth quarter. TBC's total unit tire sales increased 10.7% in the fourth quarter, compared to a 2.2% increase in unit shipments by tire manufacturers based on preliminary reports. Net income increased 17.1% to $9.5 million, or $0.41 per diluted share, in the current quarter, versus $8.1 million, or $0.37 per diluted share, in the fourth quarter of 2002.

Larry Day, TBC President and Chief Executive Officer, commented, "During the fourth quarter, we completed the acquisition of the 225 National Tire & Battery
(NTB) retail stores and in January 2004 began the process of converting and integrating them into our existing retail store network. We are currently ahead of schedule with the conversion effort and are delighted by the progress we have made. We are dedicating significant management resources to ensure the success of this endeavor and are confident that the conversion process will be completed before the middle of the year. NTB's contribution to TBC's 2003 results for the one month after the acquisition was approximately $0.01 per diluted share and helped to partially offset the impact of a fourth quarter charge of $0.02 per diluted share associated with the Company's exit from a joint venture."

For the year ended December 31, 2003, net sales rose 18.8% to $1.3 billion compared to $1.1 billion in the prior year. Retail same-store sales increased 2.1%, and total unit tire sales increased 4.5%, compared to a 1.7% increase in unit shipments by tire manufacturers. Net income in 2003 increased 21.8% to $33.4 million, or $1.47 per diluted share, versus $27.4 million, or $1.25 per diluted share, in 2002.
                                       -4-


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TBC Corp. Fourth Quarter and Year-End Earnings Release
Page 2

In addition to the acquired NTB stores, the Company added 24 new locations to its combined retail store networks during the fourth quarter and ended 2003 with 591 Company-operated locations and 576 Big O franchised stores. The total of 1,167 retail locations represented a 54% increase compared to 758 which the Company had at the end of 2002. Included in the Company-operated store system at the end of 2003 were 253 Tire Kingdom stores, 113 Merchant's Tire locations, and 225 NTB stores. In 2004, the Company expects to add approximately 20 stores to its Company-operated retail system and another 25 to 30 locations to its Big O franchised network.

For 2004, the Company reiterates its previous earnings guidance for the full year of $1.80 to $1.90 per diluted share, with first quarter earnings expected in the range of $0.25 to $0.27 per diluted share. The Company expects to continue generating solid cash flow in 2004, which will be used primarily to reduce indebtedness.

Mr. Day concluded, "In the second half of 2004, we expect a solid earnings contribution from the NTB stores upon completion of the integration and conversion process and the introduction of new products and services at all the NTB locations. Many of the duplicate costs that we are now incurring will be eliminated at that point and potential disruptions to Tire Kingdom's existing operations will no longer be a factor. While we are still very early in the store conversion and integration process, we believe that we should be able to meet or possibly exceed our previously estimated 2004 earnings contribution from the NTB stores of $0.15 per diluted share."

TBC Corporation will host a conference call on Thursday, February 12, 2004, at 10:00 a.m. Eastern time / 9:00 a.m. Central time, to discuss fourth quarter and year-end results. A live Webcast of the conference call will be available by visiting the Company's Web site, www.tbccorp.com. The Webcast will be archived at TBC's Web site until March 12, 2004.


ABOUT TBC: TBC Corporation is one of the nation's largest marketers of automotive replacement tires through a multi-channel strategy. The Company's retail operations include company-operated retail centers under the "Tire Kingdom", "Merchant's Tire & Auto Centers" and "National Tire & Battery" brands and franchised retail tire stores under the "Big O Tires" brand. TBC markets on a wholesale basis to regional tire chains and distributors serving independent tire dealers throughout the United States and in Canada and Mexico. The Company's proprietary brands of tires have a longstanding reputation for quality, safety and value.










                                       -5-



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TBC Corp. Fourth Quarter and Year-End Earnings Release
Page 3


TBC CORPORATION SAFE HARBOR STATEMENT

This document contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible that the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world; increased competitive activity; consolidation within and among both competitors, suppliers and customers; unexpected changes in the replacement tire market; the Company's inability to attract as many new franchisees or open as many distribution outlets as stated in its goals; changes in the Company's ability to identify and acquire additional companies in the replacement tire industry and successfully integrate acquisitions and achieve anticipated synergies or savings; fluctuations in tire prices charged by manufacturers, including fluctuations due to changes in raw material and energy prices, changes in interest and foreign exchange rates; the cyclical nature of the automotive industry and the loss of a major customer or program. It is not possible to foresee or identify all such factors. Any forward-looking statements in this release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.





















                                       -6-


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TBC Corp. Fourth Quarter and Year-End Earnings Release
Page 4

                                 TBC CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                  Three Months Ended                         Years Ended
                                                                      December 31,                           December 31,
                                                            -------------------------------         -------------------------------
                                                                      (Unaudited)
                                                                2003                2002                2003                2002
                                                            -----------         -----------         -----------         -----------
NET SALES                                                   $   370,742         $   277,786         $ 1,318,531         $ 1,109,663

COST OF SALES                                                   235,870             197,444             884,400             807,820
                                                            -----------         -----------         -----------         -----------

GROSS PROFIT                                                    134,872              80,342             434,131             301,843
                                                            -----------         -----------         -----------         -----------

EXPENSES:

     Distribution expenses                                       16,765              13,816              61,356              53,136
     Selling, administrative and
         retail store expenses                                  100,562              52,040             313,109             198,775
     Interest expense - net                                       3,363               2,230              10,409               8,703
     Other (income) expense - net                                  (259)               (458)             (2,547)             (2,411)
                                                            -----------         -----------         -----------         -----------

         Total expenses                                         120,431              67,628             382,327             258,203
                                                            -----------         -----------         -----------         -----------

INCOME BEFORE INCOME TAXES                                       14,441              12,714              51,804              43,640

Provision for income taxes                                        4,942               4,600              18,445              16,258
                                                            -----------         -----------         -----------         -----------

NET INCOME                                                  $     9,499         $     8,114         $    33,359         $    27,382
                                                            ===========         ===========         ===========         ===========


EARNINGS PER SHARE -
      Basic                                                 $      0.43         $      0.38         $      1.54         $      1.29
                                                            ===========         ===========         ===========         ===========

      Diluted                                               $      0.41         $      0.37         $      1.47         $      1.25
                                                            ===========         ===========         ===========         ===========

Weighted Average Common Shares
    and Equivalents Outstanding                                  23,270              21,886              22,743              21,966
                                                            ===========         ===========         ===========         ===========
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                                      -7-


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TBC Corp. Fourth Quarter and Year-End Earnings Release
Page 5


                                 TBC CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                  December 31,      December 31,
                                                                                     2003              2002
                                                                                  ------------      ------------
CURRENT ASSETS:

      Cash and cash equivalents                                                     $  2,645          $  2,319

      Accounts and notes receivable, less allowance for doubtful accounts of $8,260 in 2003 and $8,701 in 2002:
              Related parties                                                         12,535            16,507
              Other                                                                  109,962           103,201
                                                                                    --------          --------

              Total accounts and notes receivable                                    122,497           119,708

      Inventories                                                                    265,317           170,867
      Refundable income taxes                                                             76              --
      Deferred income taxes                                                           11,359            12,364
      Other current assets                                                            11,136            12,515
                                                                                    --------          --------

              Total current assets                                                   413,030           317,773
                                                                                    --------          --------

PROPERTY, PLANT AND EQUIPMENT, AT COST:

      Land and improvements                                                           12,100             6,068
      Buildings and leasehold improvements                                           100,379            28,795
      Furniture and equipment                                                         93,710            64,052
                                                                                    --------          --------
                                                                                     206,189            98,915
      Less accumulated depreciation                                                   56,618            42,993
                                                                                    --------          --------

              Total property, plant and equipment                                    149,571            55,922
                                                                                    --------          --------


TRADEMARKS, NET                                                                       15,824            15,824
                                                                                    --------          --------

GOODWILL, NET                                                                        169,184            58,381
                                                                                    --------          --------

OTHER ASSETS                                                                          34,368            25,971
                                                                                    --------          --------

TOTAL ASSETS                                                                        $781,977          $473,871
                                                                                    ========          ========
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                                       -8-

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TBC Corp. Fourth Quarter and Year-End Earnings Release
Page 6

                                 TBC CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                               December 31,        December 31,
                                                                                  2003                 2002
                                                                               -----------         ------------
   CURRENT LIABILITIES:

      Outstanding checks, net                                                    $  11,411           $   4,209

      Notes payable to banks                                                        29,100              35,000

      Current portion of long-term debt
                 and capital lease obligations                                      28,723              18,500

      Accounts payable, trade                                                      114,708              45,200

      Income taxes payable                                                            --                   767

      Other current liabilities                                                     91,730              47,481
                                                                                 ---------           ---------

              Total current liabilities                                            275,672             151,157
                                                                                 ---------           ---------


   LONG-TERM DEBT AND CAPITAL LEASE
      OBLIGATIONS, LESS CURRENT PORTION                                            208,620              79,700
                                                                                 ---------           ---------

   NONCURRENT LIABILITIES                                                           26,400              14,243
                                                                                 ---------           ---------

   DEFERRED INCOME TAXES                                                             7,890               5,651
                                                                                 ---------           ---------


   STOCKHOLDERS' EQUITY:

      Common stock, $.10 par value, shares issued and
         outstanding - 21,905 in 2003 and 21,292 in 2002                             2,190               2,129

      Additional paid-in capital                                                    23,898              16,687

      Other comprehensive income (loss)                                             (1,637)             (1,281)

      Retained earnings                                                            238,944             205,585
                                                                                 ---------           ---------

              Total stockholders' equity                                           263,395             223,120
                                                                                 ---------           ---------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $ 781,977           $ 473,871
                                                                                 =========           =========
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                                       -9-